EXHIBIT 10.19

                                 SIXTH AMENDMENT

     THIS SIXTH AMENDMENT ("Amendment") is entered into as of the 26th day of February, 2002 by and among Deutsche Financial Services Corporation ("DFS"), as Agent and a Lender ("Agent"), the other Lenders party hereto ("Lenders") and GTSI Corp. f/k/a Government Technology Services, Inc. ("Borrower").

                                    RECITALS

     Agent, Lenders (and/or their successors by assignment, as applicable) and Borrower are parties to that certain Second Amended and Restated Business Credit and Security Agreement dated as of July 28, 1997 (as amended from time to time, the "Credit Agreement"; terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement). Borrower, Lenders and Agent now desire to amend certain provisions of the Credit Agreement subject to the terms hereof.

     NOW, THEREFORE, in consideration of the forgoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Definitions. The definition of "Permitted Liens" in Section 2 of the Credit Agreement is hereby amended by adding the following to the end thereof:

     "; and (h) Liens in favor of DFS (in its individual capacity and not as an Agent on behalf of the Lenders) and IBM Credit Corporation (each a "Secured Creditor"), provided that a subordination agreement is at all times in effect among the Secured Creditor, Agent and Lenders."

     2. Credit Facility. Notwithstanding anything to contrary in Section 3 of the Agreement, Agent and the Lenders hereby agree, subject to the terms and conditions of this Agreement, to temporarily increase Borrower's `Total Credit', such that its aggregate revolving credit facility shall be up to Fifty Million Dollars ($50,000,000) through March 31, 2002. On April 1, 2002, Borrower's aggregate revolving credit facility will automatically revert to up to Thirty Million Dollars ($30,000,000) for the remainder of the First Seasonal Period as provided in the Agreement and without further notice from DFS. Each Lender agrees and confirms that through March 31, 2002, its Commitment and corresponding Pro Rata Share shall be as provided in the Agreement for the Fourth Seasonal Period.

     3. Borrowing Base. Section 3.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "3.2 Borrowing Base. On receipt of each Borrowing Base Certificate in form and substance acceptable to Agent, which shall be delivered with each Notice of Borrowing and at least weekly (the "Borrowing Base Certificate"), Agent will credit Borrower with the lesser of:


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(A) Borrower's Total Credit, and (B) the remainder of (i) eighty-five percent
(85%) of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate, minus (ii) the face amount of all letters of credit issued of guaranteed by an LC Guarantying Lender, minus (iii) a reserve in the amount of Ten Million Dollars ($10,000,000) (the "Inventory Reserve"), and minus (iv) all other reserves established by DFS in accordance with Section 3.12 of this Agreement. For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at Agent's option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time."

     4. Establishment of Reserves. Section 3.12 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

"In addition to the foregoing and not in limitation thereof, Agent and the Lenders agree that, if a Default has occurred and is continuing under this Agreement, DFS may not receive payments from Borrower under its inventory credit facility from Accounts constituting the Inventory Reserve (as such term is defined in Section 3.2) until such time as all of the Obligations owed to Agent and Lenders under this Agreement have been paid in full."

     5. Total Indebtedness. Section 9.2.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "9.2.12 Total Indebtedness. Borrower shall not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

        (i)     the Obligations;

        (ii)    Subordinated Debt;

        (iii) Indebtedness of any Subsidiary to Borrower not to exceed $250,000 at any time;

        (iv) unsecured Accounts payable to trade creditors and current operating expenses (other than for money borrower) incurred in the ordinary course of business which are aged not more than thirty (30) days past due, unless proceedings, and for which adequate reserves have been established in accordance with GAAP;

        (v)     Obligations to pay Rentals permitted by Section 9.2.19;

        (vi) Indebtedness not otherwise permitted by Section 9.2.12 which does not exceed at any time, in the aggregate, the sum of $2,000,000;

        (vii)   Permitted Purchase Money Indebtedness; or

        (viii) Indebtedness of Borrower to DFS (in its individual capacity, and not as an Agent or a Lender under this Agreement) and IBM Credit Corporation, which is secured by a Permitted Lien.

     6. Financial Covenants. Section 9.3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "9.3.1 Amounts. Borrower agrees that it will:


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     (a) as of the last day of each calendar quarter set forth below, maintain a
     Tangible Net Worth plus Subordinated Debt in the combined amount of not less than the amount shown below for the period corresponding thereto:

     Period                                                           Amount
     ------                                                           ------

     Calendar quarter ending 3/31/02                               $40,000,000

     Calendar quarter ending 6/30/02                               $40,000,000

     Calendar quarter ending 9/30/02                               $40,000,000

     Calendar quarter ending 12/31/02                              $40,000,000;

     (b) as of the last day of each calendar quarter set forth below, maintain a ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than the amount shown below for the period corresponding thereto:

     Period                                                            Ratio
     ------                                                            -----

     Calendar quarter ending 3/31/02                                 4.0 to 1.0

     Calendar quarter ending 6/30/02                                 4.0 to 1.0

     Calendar quarter ending 09/30/02                                7.0 to 1.0

     Calendar quarter ending 12/31/02                                4.0 to 1.0;

     (c) as of the last day of each calendar quarter set forth below, maintain a ratio of Current Assets to current liabilities of not less than the amount shown below for the period corresponding thereto:

     Period                                                           Ratio
     ------                                                           -----

     Calendar quarter ending 3/31/02                               1.20 to 1.0


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     Calendar quarter ending 6/30/02                               1.20 to 1.0

     Calendar quarter ending 9/30/02                               1.10 to 1.0

     Calendar quarter ending 12/31/02                              1.20 to 1.0;

     (d) as of the last day of each fiscal year of Borrower, achieve net income, before giving effect to provisions for income taxes, of at least Two Million Dollars ($2,000,000.00).

     For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Borrower's assets less liabilities (including as liabilities all recorded reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the UCC); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses (except for those determined by Agent, in its sole discretion, not to be Intangible); escrow deposits (except for those determined by Agent, in its sole discretion, not to be Intangible); covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) "Debt" means all of Borrower's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Borrower has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Borrower; (iv) "Subordinated Debt" means all of Borrower's Debt which is subordinated to the payment of Borrower's liabilities to the Lenders by an agreement in form and substance satisfactory to Agent; and (v) "Current Assets" means Borrower's current assets. The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis ("Financial Covenants")."

     7. Consent to Inventory Credit Facility Increases. Pursuant to the terms of the Agreement for Wholesale Financing between Borrower and DFS dated June 27, 1996, as amended from time to time, DFS has agreed to make available to Borrower an inventory credit facility of: (i) Thirty-five Million Dollars ($35,000,000) from December 1st of each calendar year through August 31st of the following calendar year, and (ii) Sixty Million Dollars ($60,000,000) from September 1st through November 30th of each calendar year. In addition to the foregoing, DFS has agreed to extend to Borrower a temporary overline in the amount of Twenty-Five Million Dollars ($25,000,000), which temporarily increases Borrower's inventory credit facility up to an aggregate maximum of Sixty Million Dollars ($60,000,000) through March 31, 2002. Pursuant to the terms of that certain Subordination Agreement dated as of July 28, 1997 among DFS, as Agent, and the Lender Parties named therein, the prior written consent of a majority, by number, of the Lender Parties, excluding DFS as a Lender Party, is required to increase the maximum amount of the inventory credit facility available to Borrower. By their signatures below, each of the Lenders does hereby consent to each of the above-described increases in the Borrower's inventory credit facility, and does hereby ratify and consent to any increases in the amount of Borrower's inventory credit facility that occurred prior to the date hereof.


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     8. Miscellaneous. Except to the extent specifically amended herein, all terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. Borrower waives notice of Agent's and each Lender's acceptance of this Amendment. Agent and each Lender reserves all of their respective rights and remedies under the Credit Agreement and other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first written above.

GTSI Corp.

By:
    ---------------------------------------------------

Name: Robert D. Russell
      -------------------------------------------------

Title: Senior Vice President & Chief Financial Officer
       ------------------------------------------------

DEUTSCHE FINANCIAL SERVICES CORPORATION, as Agent and a Lender

By:
    ---------------------------------------------------

Name: Greg Ledington
      -------------------------------------------------

Title: Vice President
       ------------------------------------------------

Date:
      -------------------------------------------------

SUNTRUST BANK, N.A., a Lender

By:
    ---------------------------------------------------

Name: Mark Swaak
      -------------------------------------------------

Title: Vice President
       ------------------------------------------------

Date:
      -------------------------------------------------

FLEET CAPITAL CORPORATION, a Lender

By:
    ---------------------------------------------------

Name: Sharon Garner
      -------------------------------------------------

Title: Vice President
       ------------------------------------------------


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Date:
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